Filed Pursuant to Rule 424(b)(3)

Registration No. 333-272750

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC.

SUPPLEMENT NO. 3 DATED DECEMBER 15, 2023

TO THE PROSPECTUS DATED SEPTEMBER 28, 2023

This prospectus supplement (“Supplement”) is part of and should be read in conjunction with the prospectus of IPC Alternative Real Estate Income Trust, Inc., dated September 28, 2023, prospectus supplement no. 1 dated October 16, 2023 and prospectus supplement no. 2 dated November 15, 2023 (collectively, the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus. References herein to the “Company,” “we,” “us,” or “our” refer to IPC Alternative Real Estate Income Trust, Inc. unless the context specifically requires otherwise.

The purposes of this Supplement are as follows:

•
to disclose the transaction price for each class of our common stock as of January 2, 2024;
•
to disclose the calculation of our November 30, 2023 NAV per share for all share classes;
•
to provide an update on the status of our current public offering (the “Offering”);
•
to provide an update regarding the property management of the Initial Healthcare Portfolio; and
•
to include an updated subscription agreement.

January 2, 2024 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted as of January 2, 2024 (and repurchases as of December 29, 2023) is as follows:

Transaction Price (per share)
Class T	$24.8915
Class S	$24.8915
Class D	$24.8915
Class I	$24.8915

As of November 30, 2023, we had not sold any Class T, Class S or Class D shares. Until we sell shares of Class T, Class S and Class D common stock, the transaction price for these classes is based on NAV per share of our Class I shares as of November 30, 2023. We will separately compute the NAV per share of each one of these new classes once we have shares of that class outstanding. A detailed calculation of the NAV per share is set forth below. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees. The repurchase price for each share class equals the transaction price of such class.

November 30, 2023 NAV per Share

We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.ipcaltreit.com and is made available on our toll-free, automated telephone line at 800-826-8228. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for a discussion of how our NAV is determined. The Advisor is ultimately responsible for determining our NAV. Transactions or events have occurred since November 30, 2023 that could have a material impact on our NAV per share, upon which our transaction price is based. We have included a breakdown of the components of total NAV and NAV per share for November 30, 2023 along with the immediately preceding month.

Our total NAV presented in the following tables shows the Company and the Operating Partnership on a combined basis and includes the NAV of the Company's common stockholders, as well as partnership interests of the Operating Partnership held by parties other than us.

The following table provides a breakdown of the major components of our NAV as of November 30, 2023 (dollars and shares/units in thousands):

Components of NAV	As of November 30, 2023
Investments in real estate	$364,500
Cash and cash equivalents	5,452
Restricted cash	261
Other assets	18,067
Debt	(237,797)
Other liabilities	(6,576)
Net asset value	$143,907
Total shares/units outstanding	5,761

The following table sets forth our NAV and NAV per share/unit by class as of November 30, 2023 (dollars and shares/units in thousands except per share/unit data):

NAV Per Share/Unit	Class I Shares	Class A Units	Total
Net asset value	$222	$143,685	$143,907
Number of outstanding shares/units	9	5,752	5,761
NAV per share/unit as of November 30, 2023	$24.8915	$24.9781

Set forth below are the weighted averages of the key assumptions used by our independent valuation advisor in the discounted cash flow analysis used for the November 30, 2023 valuations, based on property type:

Property Type	Discount Rate	Exit Capitalization Rate
Healthcare	7.50%	6.34%
Education	8.50%	6.75%

A change in these key assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our property investment values:

Property Type	Hypothetical Change	Healthcare	Education
Discount rate (weighted average)	0.25% decrease	1.82%	1.84%
	0.25% increase	(1.82)%	(1.84)%
Exit capitalization rate (weighted average)	0.25% decrease	2.32%	2.07%
	0.25% increase	(2.20)%	(2.07)%

Our total NAV presented in the following tables shows the Company and the Operating Partnership on a combined basis and includes the NAV of the Company’s common stockholders, as well as partnership interests of the Operating Partnership held by parties other than us.

The following table provides a breakdown of the major components of our NAV as of October 31, 2023 (dollars and shares/units in thousands):

Components of NAV	As of October 31, 2023
Investments in real estate	$362,950
Cash and cash equivalents	6,398
Restricted cash	248
Other assets	20,468
Debt	(237,746)
Other liabilities	(7,157)
Net asset value	$145,161
Total shares/units outstanding	5,769

The following table sets forth our NAV and NAV per share/unit by class as of October 31, 2023 (dollars and shares/units in thousands except per share/unit data):

NAV Per Share/Unit	Class I Shares	Class A Units	Total
Net asset value	$224	$144,937	$145,161
Number of outstanding shares/units	9	5,760	5,769
NAV per share/unit as of October 31, 2023	$25.0919	$25.1634

Status of our Offering

On September 28, 2023, our registration for this Offering of up to $1.25 billion of shares of our common stock was brought effective and this Offering commenced the same day. Under this Offering, we are currently offering on a continuous basis up to $1.25 billion in shares of common stock, consisting of up to $1.0 billion in shares in our primary offering and up to $250 million in shares pursuant to our distribution reinvestment plan. The terms of the Offering required us to deposit all subscription proceeds in escrow with UMB Bank, N.A., as escrow agent, until we received subscriptions aggregating at least $2.5 million in shares of our common stock (including shares of our common stock purchased or subscribed for by our Advisor, our sponsor, their affiliates and our officers and directors), in any combination of share classes.

As of December 1, 2023, we had satisfied the minimum offering requirement in all states, except the State of Pennsylvania, and authorized the release of proceeds from escrow. Subscriptions from Pennsylvania residents will not be released from escrow until (i) we have received, prior to the termination of our primary offering, purchase orders from all sources for at least $62.5 million (including subscription orders by residents of other jurisdictions and by Inland, its affiliates and our directors and officers) of shares of our common stock in any combination of purchases of Class T shares, Class S shares, Class D shares and Class I shares and/or (ii) we obtain, prior to the termination of our primary offering, $62.5 million in assets (including by consolidating our operating partnership in our financial statements under generally accepted accounting principles in the U.S.). Please refer to the “Prospectus Summary—At what point will the initial proceeds of this offering be released from escrow?” and See “Plan of Distribution—Special Notice to Pennsylvania Investors” within the Prospectus for a discussion of the special escrow arrangement for Pennsylvania investors.

As of December 1, 2023, we issued and sold 99,634 shares of our Class I common stock (no Class T, Class S or Class D shares were issued or sold as of such date) in the Offering and the escrow agent released net proceeds of approximately $2.5 million to us as payment for such shares. We intend to continue selling shares in the Offering on a monthly basis.

Management — The Property Management Agreements (Initial Healthcare Portfolio)

Effective as of December 20, 2023, the third-party property management agreement for the medical office property located in Greendale, Indiana will terminate, and the Property Manager will manage that property pursuant to a new management agreement effective as of such date (the “Greendale Management Agreement”). The Greendale Management Agreement was approved by the affiliate transaction committee of our board of directors, and the affiliate transaction committee determined that the Greendale Management Agreement is fair and reasonable to the Company and the Operating Partnership and contains terms and conditions no less favorable to the Company and the Operating Partnership than those available from unaffiliated third parties.

Subscription Agreement

The form of subscription agreement contained in Appendix B of the prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 3 as Appendix B.

Appendix B: Form of Subscription Agreement

IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC. INVESTOR SUBSCRIPTION AGREEMENT

A - INVESTMENT

1.	☐	INITIAL INVESTMENT	☐	ADDITIONAL INVESTMENT (Minimum $500)
		Total Invested: $		Account Number:

2.		METHOD OF INVESTMENT:
	☐	CHECK ENCLOSED - Make check payable to IPC ALTERNATIVE REAL	☐	FUNDS WIRED
		ESTATE INCOME TRUST, INC. c/o INLAND (We do not accept cash, starter checks, foreign checks, travelers checks or third party checks.)		Wiring Instructions:
				UMB Bank	ABA # 101000695
	☐	FUNDS SENT SEPARATELY		1008 Oak Street Kansas City, MO 64106	DDA Account # 9871975967 FBO: Name of Stockholder
3.		TYPE OF PURCHASE (Please select one)
☐ CLASS T SHARES (Minimum investment $2,500)
☐ CLASS S SHARES (Minimum investment $2,500)
		☐		CLASS D SHARES (Minimum investment $2,500. Available to certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus.)
		☐		CLASS I SHARES (Minimum investment $1,000,000 unless waived by dealer manager. Available to certain fee-based and wrap accounts and other eligible investors as disclosed in the prospectus.)
☐ VOLUME DISCOUNT
		Class T or S Shares if purchase qualifies for a breakpoint as described in the prospectus.		☐	EMPLOYEE or AFFILIATE, check if applicable.

B - TYPE OF OWNERSHIP

PLEASE COMPLETE EITHER SECTION 1 OR 2

1.		NON-CUSTODIAL ACCOUNT TYPE			2.		CUSTODIAL ACCOUNT TYPE
	☐	Individual Ownership				☐	Traditional IRA
		☐	Transfer on Death (See section C-11)			☐	Beneficiary IRA
	☐	Joint Tenants with Rights of Survivorship*					Decedent Name
		☐	Transfer on Death (See section C-11)				Date of Death
	☐	Tenants in Common*				☐	Roth IRA
		☐	Community Property*			☐	SEP IRA
	☐	Trust (Trust Certification Required)				☐	Brokerage Account
		☐ Revocable	☐	Irrevocable		☐	Pension or PSP
	☐	Pension or PSP (Plan Documents Required)				☐	Other
	☐	UTMA / UGMA				Custodian Information (To be completed by Custodian)
		State of				Custodian Name
		Guardian				Custodian Address

	☐	Corporate Ownership (Corporate Resolution Required)
		☐ C-Corp	☐	S-Corp
	☐	LLC Ownership (LLC Agreement Required)				Custodian Tax ID #
	☐	Other				Custodian Account #
		* All Parties Must Sign				Custodian Telephone #

ALT REIT Sub Doc	Page 1 of 6	12.15.2023

C - INVESTOR INFORMATION

1.	INVESTOR/BENEFICIAL OWNER

Investor/Trustee/Administrator/UTMA/UGMA Minor’s Name			Date of Birth

First	Middle	Last	MM/DD/YYYY

2.	Social Security/Tax ID #

3.	Citizenship Status (Required)	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien (attach an original completed Form W-8BEN)

4.	CO-INVESTOR/BENEFICIAL OWNER
	Co-Investor/Co-Trustee/Administrator/UTMA/UGMA Guardian’s Name			Date of Birth

	First	Middle	Last	MM/DD/YYYY

5.	Social Security/Tax ID #

6.	Citizenship Status (Required)	☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien (attach an original completed Form W-8BEN)

7.	If Trust/Pension/PSP or Other Entity,Please Provide Complete Title - See SectionB-1 for documentation requirements

Tax ID #	OR	Social Security #	Date of Trust/Pension/PSP/Other

8.	Residence Address - Required by Law - No P.O. Boxes

	City	State	Zip

9.	Alternate Mailing Address- P.O. Boxes are Acceptable.

	City	State	Zip

10.	Telephone Number	☐	Home	☐	Cell	☐	Work

11.

Transfer on Death (Beneficiary information, if applicable) - Not availablefor residents of Louisiana. Individual or joint accountwith rights of survivorship only. Social security number optional, however date of birth is required. Designate whole percentages only. Must equal 100%. TOD designation shall be governed by the laws of the State of Missouri.

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐	Primary	%
					☐	Secondary	%

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐	Primary	%
					☐	Secondary	%

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐	Primary	%
					☐	Secondary	%

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐	Primary	%
					☐	Secondary	%

ALT REIT Sub Doc	Page 2 of 6

D - DISTRIBUTION OPTIONS (select only one)

Please read the following section carefully.

You are automatically enrolled in our Distribution Reinvestment Plan (DRP) unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON. If you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, you are not automatically enrolled in the DRP and will receive cash distributions unless you elect to enroll in the DRP.

1.
Cash Distribution Election
(A)
If you are a resident of the states listed above, you are not automatically enrolled in the DRP. You will receive cash distributions unless you elect to enroll in the DRP. If you want to receive cash distributions, complete this Section 1. If you want to enroll in the DRP, continue to Section 2(A).
(B)
If you are not a resident of the states listed above, you are automatically enrolled in the DRP. If you want to elect to receive cash distributions, complete this Section 1. If you want to remain enrolled in the DRP, continue to Section E - Electronic Delivery.

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

☐	Mail to Residence Address

☐	Mail Distributions to a Third Party (Complete Section Below)

Name of Bank, Brokerage Firm, or Individual

Mailing Address

City	State	Zip

Account #

☐	Send Distributions via ACH

I authorize IPC Alternative Real Estate Income Trust, Inc. (the “Company”) or its agent to deposit my distribution into my checking or savings account. This authorization will remain in force until I notify the Company in writing to cancel it. In the event the Company deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name	Mailing Address	City	State

Your Bank’s ABA Routing Number	Your Bank Account Number

☐	Checking (Attach a pre-printed VOIDED check)	☐	Savings (Attach a VOIDED deposit slip)
2.
Distribution Reinvestment Election

(A) If you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT, OR WASHINGTON, initial below to enroll in the DRP and continue to Section E - ELECTRONIC DELIVERY.

Investor Initials	Co-Investor Initials

(B) If you are not a resident of the states listed above, you are automatically enrolled in the DRP. If you want to remain enrolled in the DRP, continue to Section E - ELECTRONIC DELIVERY.

E - ELECTRONIC DELIVERY

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from IPC Alternative Real Estate Income Trust, Inc. If you would like to consent to electronic delivery, including pursuant to e-mail, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications. By consenting below to electronically receive stockholder communications, including your account specific information (when available), you authorize us to either (i) e-mail stockholder communications to you directly or (ii) make them available on our website and notify you by e-mail when and where such documents are available.

Your consent to electronic delivery will be on an unlimited duration and you will not receive paper copies of these electronic materials unless (i) specifically requested, (ii) you inform us in writing that you revoke your consent, (iii) the delivery of electronic materials is prohibited or (iv) we, in our sole discretion elect to send paper copies of materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

Initials Investor Co-	Investor
	I consent to electronic delivery.	E-mail Address
(Please provide only one email address)

ALT REIT Sub Doc	Page 3 of 6

F - INVESTOR(S) ACKNOWLEDGEMENTS AND SIGNATURES

1.
The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such investor’s behalf) the following:

PLEASE NOTE: Items (A) through (E) below MUST BE INITIALED by the investor(s), and if applicable, the trustee or administrator, from ALL states and jurisdictions. Items (F) through (X) must be initialed if you reside in one of the applicable states listed below.

Initials Investor Co-Investor
	(A)	I (we) have received, not less than five (5) business days prior to the signing of this Subscription Agreement, the final prospectus of the Company, as supplemented.

(B)

I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000. In addition to the foregoing general suitability standards, I (we) meet, and have represented as such below, the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

I am (we are) purchasing the shares for my (our) own account; or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	(D)	I (we) acknowledge that the shares are not liquid, there is no current market for the shares and I (we) may not be able to sell the shares.

(E)

I understand that the transaction price per share at which my investment will be executed will be made available at www.ipcaltreit.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.

I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying Inland Investor Services, through my financial intermediary or directly on the Company’s toll-free, telephone line, 866.694.6526.

Please initial the appropriate box if you reside in one of the states listed below. In each case, these special suitability standards are in addition to the general suitability requirements above and exclude from the calculation of net worth the value of the investor’s home, home furnishings and automobiles. Unless otherwise indicated, “liquid net worth” is defined as that portion of new worth that consists of cash, cash equivalents and readily marketable investments.

Initials
Investor Co-Investor
	(F)	For Alabama residents: Investors residing in Alabama may not invest more than 10% of their liquid net worth in us and our affiliates.

(G)

For California residents: Investors residing in California may not invest more than 10% of their net worth in this offering. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

(H)

For Idaho residents: Investors residing in Idaho must have either (a) a net worth of $85,000 and annual income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.

(I)

For Iowa residents: Investors residing in Iowa must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, the aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of their liquid net worth. Investors who are accredited as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

(J)

For Kansas residents: It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10% of their liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

	(K)	For Kentucky residents: Investors residing in Kentucky may not invest more than 10% of their liquid net worth in our shares or in any shares of our affiliated public, non-listed REITs.

(L)

For Maine residents: The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and other similar direct participation investments not exceed 10% of the investor’s liquid net worth.

(M)

For Massachusetts residents: Investors residing in Massachusetts must limit their aggregate investment in us and other illiquid direct participation programs to not more than 10% of their liquid net worth.

	(N)	For Missouri residents: No more than 10% of any one Missouri investor’s liquid net worth shall be invested in us.

(O)

For Nebraska residents: Investors residing in Nebraska who do not meet the definition of “accredited investor”as defined in Regulation D under the Securities Act of 1933, as amended, must limit their aggregate investment in this offering and in the securities of other public, non-listed direct participation programs to 10% of such investor’s net worth

ALT REIT Sub Doc	Page 4 of 6

Initials
Investor Co-Investor
(P)

For New Jersey residents: Investors residing in New Jersey are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. In addition, the total investment in us, our affiliates and other public, non-listed direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of New Jersey’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consist of cash, cash equivalents and readily marketable securities. New Jersey investors are advised that Class T shares, Class S shares and Class D shares are subject to upfront selling commissions, dealer manager fees, and/or distribution fees, in such amounts as described in the prospectus.

	(Q)	For New Mexico residents: Investors residing in New Mexico may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other public, non-listed REITs.

(R)

For North Dakota residents: Investors residing in North Dakota must have a net worth of at least ten times their investment in us. Investors who are accredited as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

(S)

For Ohio residents: Investors residing in Ohio may not invest more than 10% of their liquid net worth in us, our affiliates and other public, non-listed REITs. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities.

	(T)	For Oregon residents: Investors residing in Oregon may not invest more than 10% of their net worth in this offering.

(U)

For Pennsylvania residents: Investors residing in Pennsylvania may not invest more than 10% of their net worth in us. In addition, because the minimum offering amount is less than $125,000,000, Pennsylvania investors are cautioned to carefully evaluate the Company’s ability to fully accomplish its stated objectives, and to inquire as to the current dollar value of the Company’s subscriptions. Further, subscriptions from Pennsylvania residents will not be released from escrow until either (i) the Company has received, prior to the termination of its primary offering, purchase orders for at least $62,500,000 (including subscription orders by residents of other jurisdictions and by The Inland Real Estate Group of Companies, Inc., its affiliates and the Company’s directors and officers) of shares of the Company’s common stock in any combination of purchases of Class T shares, Class S shares, Class D shares and Class I shares and/or (ii) the Company obtains, prior to the termination of our primary offering, $62,500,000 in assets (including by consolidating the Company’s operating partnership in our financial statements under GAAP).

(V)

For Puerto Rico residents: Investors residing in Puerto Rico may not invest more than 10% of that investor’s liquid net worth in us, our affiliates, and in other public, non-listed REITs. For purposes of Puerto Rico’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary resident, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities. Investors who are accredited as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

	(W)	For Tennessee residents: Investors residing in Tennessee who are not “accredited investors” as defined in 17 C.F.R.§ 230.501 may not invest more than 10% of their net worth in us.

(X)

For Vermont residents: Investors residing in Vermont who are not “accredited investors” as defined in 17 C.F.R. § 230.501 may not purchase an amount of shares in this offering that exceeds 10% of the investors’ liquid net worth.

As used above, “affiliates” means Inland Real Estate Income Trust, Inc. and InPoint Commercial Real Estate Income, Inc. but does not include (i) InvenTrust Properties Corp., a REIT previously sponsored by Inland Real Estate Investment Corporation (“IREIC”), which internalized its management in March 2014, (ii) IRC Retail Centers LLC, an entity previously sponsored by IREIC, (iii) Retail Properties of America, Inc., a REIT previously sponsored by IREIC, which is publicly traded on the New York Stock Exchange or (iv) Inland Residential Properties Trust, Inc., a REIT previously sponsored by IRIEC which was liquidated in 2019.

2.

THE UNDERSIGNED CERTIFIES, under penalties of perjury, (i) that the taxpayer identification number shown on the Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup with holding, (iii) I am a U.S. citizen or other U.S. person and (iv) the FATCA code(s)entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. See Form W-9 instructions at http://www.irs.gov

	Exempt payee code (if any)	Exemption from FATCA reporting code (if any)

Signature - Investor/Trustee/Administrator/POA*	Print Name - Investor/Trustee/Administrator/POA	MM/DD/YYYY

Signature - Co-Investor/Co-Trustee (If Applicable)	Print Name - Co-Investor/Co-Trustee (If Applicable)	MM/DD/YYYY

Signature - Custodian (If Applicable)	Print Name - Custodian (If Applicable)	MM/DD/YYYY

*Must Include Supporting Document(s)

I am completing and signing this application pursuant to a power-of-attorney from the investor. I hereby certify that such power-of-attorney is legally valid and includes within its scope my completion and execution of this application on behalf of the investor. For Washington residents, except in the case of fiduciary accounts, the investor may not grant any person a power-of-attorney to make such representations on his or her behalf.

ALT REIT Sub Doc	Page 5 of 6

G - SELLING PARTY ACKNOWLEDGEMENT AND SIGNATURE

To be completed by the Registered Representative (RR) of the participating Broker Dealer (BD) or the Investment Advisor Representative (IAR) of the participating Registered Investment Advisor (RIA).

RR/IAR Name(s)

Mailing Address

City	State	Zip

Telephone Number	E-mail Address

BD or RIA Firm Name

Rep ID # (Required)		Branch ID # (Required)

Client Account #	IAR CRD #

The undersigned confirm on behalf of the Broker Dealer or Registered Investment Advisor that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the limited liquidity and marketability of the shares; (iv) have delivered a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) if applicable, have discussed such higher suitability as may be required or recommended by certain states as set forth in Section F of this subscription agreement; (vii) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (viii) understand that the sale of shares in accordance with the prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable under Rule 15l-1 under the Securities Exchange Act of 1934.

BD Only: The undersigned Registered Representative further represents and certifies that, in connection with this subscription for shares, he (she) has complied with and has followed all applicable policies and procedures under their firm's existing Anti-Money Laundering Program and Customer Identification Program.

Signature - RR or IAR (Required)	Print Name - RR or IAR	Date	MM/DD/YYYY

Signature - Broker Dealer Principal (If Required by Broker Dealer)	Print Name - Broker Dealer Principal	Date	MM/DD/YYYY

For Non-Custodial Ownership Accounts:
Please send the completed and executed subscription agreement and your check made payable to:
IPC ALTERNATIVE REAL ESTATE INCOME TRUST, INC. c/o INLAND to the address below.

For Brokerage/Custodial Ownership Accounts:
Checks should be made payable to the custodian and sent along with the completed and executed subscription agreement to the custodian.

MAIL, EMAIL OR FAX COMPLETED FORM TO:

Regular Mail:	Overnight Delivery:
IPC Alternative Real Estate Income Trust, Inc.	IPC Alternative Real Estate Income Trust, Inc.
c/o SS&C GIDS, Inc	c/o SS&C GIDS, Inc.
Attn: Inland	Attn: Inland
P.O. Box 219182	430 W 7th Street
Kansas City, Missouri 64121-9182	Kansas City, Missouri 64105

Email: Inland@sscinc.com or Fax: 855.223.2479	Wiring Instructions:
	UMB Bank	ABA # 101000695
Questions:	1008 Oak Street	DDA Account # 9871975967
Inland Investor Services 866.MYINLAND (866.694.6526)	Kansas City, MO 64106	FBO: Name of Stockholder

ALT REIT Sub Doc	Page 6 of 6